Exhibit 99.2

B&R LIQUID ADVENTURE, LLC
UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2015

-UNAUDITED-

TABLE OF CONTENTS

Page
UNAUDITED FINANCIAL STATEMENTS:

BALANCE SHEETS	2

STATEMENTS OF OPERATIONS	3

STATEMENTS OF CASH FLOWS	4

NOTES TO UNAUDITED FINANCIAL STATEMENTS	5

Exhibit 99.2 - Page 1

B&R LIQUID ADVENTURE, LLC
BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2015	2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,080	$125,312
Accounts receivable, net of allowance for doubtful accounts of $13,638 and $13,638, respectively	277,981	254,705
Inventories	180,651	286,070
Prepaid expenses and other current assets	8,170	13,865
Total current assets	533,882	679,952

Property and equipment, net of accumulated depreciation of $41,641 and $36,541, respectively	72,041	65,453
Total assets	$605,923	$745,405

LIABILITIES AND MEMBERS' CAPITAL (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$611,562	$616,719
Accrued expenses and other current liabilities	110,371	106,899
Convertible notes payable to related parties	51,000	120,000
Obligations under capital lease	1,814	3,689
Reserve for legal settlement	348,024	342,924
Total current liabilities	1,122,771	1,190,231

COMMITMENTS AND CONTINGENCIES (Note G)	-	-

MEMBERS' CAPITAL (DEFICIT):
Common stock; no par value; 40,000,000 shares authorized; 1,366,042 and 1,366,042 shares issued and outstanding, respectively	(35,000)	(35,000)
Series A Preferred stock; no par value; 8,000,000 shares authorized; 6,205,558 and 6,205,558 shares issued and outstanding, respectively	4,327,628	4,327,628
Additional paid-in capital	126,328	126,328
Accumulated deficit	(4,935,804)	(4,863,782)
Total members' (deficit) capital	(516,848)	(444,826)
Total liabilities and members' (deficit) capital	$605,923	$745,405

The accompanying notes are an integral part of these unaudited financial statements.

Exhibit 99.2 - Page 2

B&R LIQUID ADVENTURE, LLC
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

SALES, NET	$638,525	$683,134

COST OF GOODS SOLD	413,582	399,431

GROSS PROFIT	224,943	283,703

OPERATING EXPENSES:
Sales and marketing expenses	113,611	276,762
General and administrative	129,024	143,993
Legal and professional	47,369	291,537
Depreciation and amortization	5,100	4,982
Total operating expenses	295,104	717,274

LOSS FROM OPERATIONS	(70,161)	(433,571)

OTHER INCOME (EXPENSE):
Interest expense	(1,861)	-
Interest income	-	59
Total other expense, net	(1,861)	59

NET LOSS	$(72,022)	$(433,512)

The accompanying notes are an integral part of these unaudited financial statements.

Exhibit 99.2 - Page 3

B&R LIQUID ADVENTURE, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(72,022)	$(433,512)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,100	4,981
Changes in operating assets and liabilities:
Accounts receivable	(23,277)	(132,870)
Inventories	105,419	(27,531)
Prepaid expenses and other current assets	5,695	-
Accounts payable	(5,158)	87,227
Accrued expenses and other current liabilities	3,473	82,474
Reserve for legal settlement	5,100	185,845
Net cash provided by (used in) operating activities	24,330	(233,386)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,688)	-
Net cash used in investing activities	(11,688)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on convertible notes payable to related parties	(69,000)	-
Payments on capital lease obligations	(1,874)	(1,874)
Net cash used in financing activities	(70,874)	(1,874)

NET CHANGE IN CASH	(58,232)	(235,260)
CASH AT BEGINNING OF PERIOD	125,312	286,258
CASH AT END OF PERIOD	$67,080	$50,998

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$1,861	$-
Income taxes	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Series A preferred stock issued for accounts payable	$-	$16,532

The accompanying notes are an integral part of these unaudited financial statements.
Exhibit 99.2 - Page 4

B&R LIQUID ADVENTURE, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE A – ORGANIZATION AND INTERIM BASIS OF PRESENTATION

B&R Liquid Adventure, LLC (the "Company" and "B&R") is engaged in the manufacture of búcha™ Live Kombucha, a gluten free, organic certified, sparkling kombucha tea.  The búcha™ Live Kombucha brand is distributed in major health and grocery chains throughout North America.

As further discussed in Note K, effective April 1 2015, the Company sold substantially all of its operating assets, consisting of inventory, fixed assets and intellectual property, to American Brewing Company, Inc. ("ABRW").  ABRW plans to leverage its beer-making expertise and marketing experience to expand distribution of the búcha™ Live Kombucha brand.

Interim Basis of Presentation

The accompanying unaudited interim financial statements as of March 31, 2015 have been prepared in accordance with U.S. generally accepted accounting principles and should be read in conjunction with the audited financial statements and notes thereto for the years ended December 31, 2014 and 2013 included as Exhibit 99.2 in this Current Report on Form 8-K/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for future quarters or for the full year.  Notes to the unaudited financial statements, which substantially duplicate the disclosure contained in the audited financial statements and notes thereto referenced above, have been omitted.

Concentrations

Receivables arising from sales of the Company's products are not collateralized.  As of March 31, 2015, three customers represented approximately 85.8% (33.1%, 28.7% and 24.0%) of accounts receivable and as of December 31, 2014, four customers represented approximately 75.1% (25.4%, 24.1%, 13.5% and 12.1%) of accounts receivable.  For the three months ended March 31, 2015, three customers represented approximately 85.6% (30.2%, 29.4% and 26.0%) of revenue and for the year ended March 31, 2014, four customers represented approximately 88.6% (27.5%, 25.1%, 19.5% and 16.5%) of revenue.

Exhibit 99.2 - Page 5

B&R LIQUID ADVENTURE, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE B – GOING CONCERN AND MANAGEMENT'S PLANS

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company had an accumulated deficit of $4,935,804 as of March 31, 2015 and had negative working capital of $588,889 as of March 31, 2015.  These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to increase sales and generate additional revenues, the Company's cash position may not be significant enough to support the Company's daily operations.  If the Company is unable to obtain additional financing through the issuance of debt or equity, the Company may be unable to continue as a going concern.  While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect.  These unaudited financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE C – INVENTORIES

Inventories consist of tea ingredients, packaging and finished goods.  The cost elements of work in process and finished goods inventory consist of raw materials and direct labor.  Provisions for excess inventory are included in cost of goods sold and have historically been immaterial but adequate to provide for losses on its raw materials.  Inventories are stated at the lower of cost, determined on the first-in, first-out basis, or market.  Inventories are generally classified as current assets.  There was no work-in-progress as of March 31, 2015 and December 31, 2014.

Inventories consisted of the following as of:

	March 31,	December 31,
	2015	2014

Raw materials	$57,045	$83,892
Finished goods	123,606	202,178
	$180,651	$286,070

Exhibit 99.2 - Page 6

B&R LIQUID ADVENTURE, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	March 31,	December 31,
	2015	2014

Property and equipment	$113,682	$101,994
Less: accumulated depreciation	(41,641)	(36,541)
	$72,041	$65,453

Depreciation expense, computed on the basis of five year useful lives for all property and equipment, was $5,100 and $19,926 for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively.

NOTE E – CONVERTIBLE NOTES PAYABLE TO RELATED PARTIES

Convertible notes payable to related parties consisted of the following as of:

	March 31,	December 31,
	2015	2014

Promissory notes payable, convertible, interest at 10% per annum. Due on December 10, 2014.	$51,000	$120,000
	$51,000	$120,000

The promissory notes are secured by inventory and accounts receivable of the Company, convertible into Series A preferred stock at $0.375 per share, bear interest at 10% per annum and were due on or before December 10, 2014.  The promissory notes outstanding as of March 31, 2015 are in default and currently bear default interest at 15% per annum, or the maximum interest rate allowed by law if less.

Exhibit 99.2 - Page 7

B&R LIQUID ADVENTURE, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE F – RESERVE FOR LEGAL SETTLEMENT

The reserve for legal settlement consisted of the following as of:

	March 31,	December 31,
	2015	2014

Award of attorneys' fees	$316,545	$316,545
Accrued interest	31,479	26,379
	$348,024	$342,924

Since May 2012, the Company has been involved in a lawsuit over damage allegedly caused by the Company to certain brewing tanks and related premises damage.  The Company eventually lost on the matter.  Subsequent to March 31, 2015, the parties settled the case with the Company agreeing to pay $275,000 in full and final settlement of the case.

NOTE G – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

Effective August 1, 2013, the Company entered into a facilities lease with a third party with a lease term of 31 months, expiring February 29, 2016.  The monthly base rent is $2,673 for first 12 months, $2,748 for next 12 months, and $2,836 for the balance of the term.  Monthly rent payments also include common area maintenance charges, taxes, and other charges.

Future minimum lease payments under operating leases are approximately as follows:

Remaining 2015	$25,172
2016	5,672
$30,844

Rent expense was approximately $8,250 and $8,019 for the three months ended March 31, 015 and 2014, respectively.

Exhibit 99.2 - Page 8

B&R LIQUID ADVENTURE, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE H – MEMBER'S EQUITY

Common Stock

During the three months ended March 31, 2015, there were no issuances of common stock.

Series A Preferred Stock

The Company may not issue new classes of shares with rights superior to the Series A Preferred.  The Series A Preferred shareholders elect three of the five directors.  All Series A Preferred have an 8% preferred annual return.  Upon liquidation of distribution, the Series A Preferred shareholders are entitled to a simple 8% per annum return before any amounts are distributed to common shareholders.  The order of preference of distributions is (1) tax distribution payments, (2) the simple 8% per annum return to the Series A Preferred shareholders, (3) distribution to common shareholders equal to the same per share amount issued to the Series A Preferred shareholders, (4) distributions to the Series A Preferred shareholders for the balance of their capital accounts, (5) distribution to common shareholders for the balance of their capital accounts, and then (6) equally on a per share basis to both the Series A Preferred and common shareholders.

During the three months ended March 31, 2015, there were no issuances of Series A Preferred stock.

NOTE I – OPTIONS AND WARRANTS

Common Stock Options

A summary of stock option activity for the three months ended March 31, 2015 is as follows:

	Number	Weighted Average Exercise Price

Options outstanding December 31, 2014	875,042	$.16
Granted	-	-
Exercised	-	-
Forfeited	-	-
Options outstanding March 31, 2015	875,042	$.16
Options exercisable as of March 31, 2015	468,792	$.09

Exhibit 99.2 - Page 9

B&R LIQUID ADVENTURE, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of March 31, 2015, the range of exercise prices of the outstanding options was $0.05 to $.25 per share.  Of the total options outstanding, 375,042 options were granted at $0.05 per share and are fully vested as of March 31, 2015 and 500,000 options were granted at $.25 per share, with a vesting rate of 6.25% per quarter from July 14, 2014 (93,750 fully vested as of March 31, 2015.)  The fair value of the options was determined to be nominal.

Common Stock Warrants

A summary of common stock warrants activity for the three months ended March 31, 2015 is as follows:

	Number	Weighted Average Exercise Price

Warrants outstanding December 31, 2014	60,000	$.01
Granted	-	-
Exercised	-	-
Forfeited	-	-
Warrants outstanding March 31, 2015	60,000	$.01
Warrants exercisable as of March 31, 2015	60,000	$.01

NOTE J – RELATED PARTY TRANSACTIONS

As discussed in Note E, the Company originally issued four promissory notes in the amounts of $50,000, $50,000, $10,000 and $10,000, respectively, to individuals who were officers and/or directors or shareholders of the Company in connection with new funding of $120,000.  Of this amount, $51,000 remains outstanding as of March 31, 2015.

NOTE K – SUBSEQUENT EVENT

As of September 4, 2015, the date these financial statements were available to be issued, there are no subsequent events that are required to be recorded or disclosed in the accompanying financial statements other than those listed below:

Exhibit 99.2 - Page 10

B&R LIQUID ADVENTURE, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Sale of Operating Assets

On April 1, 2015, the Company entered into an Asset Purchase Agreement whereby it sold substantially all of its operating assets, consisting of inventory, fixed assets and intellectual property, to American Brewing Company, Inc. ("ABRW") (the "Transaction").  On April 1, 2015, the parties executed all documents related to the Transaction.  The Company received the following consideration in the Transaction:

Cash	$260,000
Note receivable	140,000
ABRW common stock	500,000
$900,000

In addition, ABRW assumed $121,416 of scheduled liabilities.

The Asset Purchase Agreement provided that the shares of ABRW common stock were issued with "Price Protection" for a period of 18 months, meaning that on the date that is 18 months from the date of the Transaction, if the market value of the ABRW common stock received pursuant to the Transaction is less than $500,000, the Company will receive issue additional shares of ABRW common stock so the aggregate amount of shares issued to the Company is equal to a market value of $500,000 based on the average closing bid price of the ABRW common stock for the five days prior thereto.

Settlement of litigation

As discussed in Note F, since May 2012, the Company has been involved in a lawsuit over damage allegedly caused by the Company to certain brewing tanks and related premises damage.  The Company eventually lost on the matter.  On April 20, 2015, the parties settled the case with the Company agreeing to pay $275,000 in full and final settlement of the case.

Exhibit 99.2 - Page 11